Exhibit 99.1

FiscalNote Reports Second Quarter 2025 Financial Results

Total Revenue Above Guidance Midpoint; Adjusted EBITDA Exceeds Guidance

Product and Customer Metrics Tracking Favorably, Indicating Strong PolicyNote Momentum and Growing Customer Engagement

Full Year 2025 Guidance Reaffirmed, Supporting Path to Sustainable Organic Growth, Expanding Profitability and Durable Positive Free Cash Flow

Company to Host Conference Call Today at 5:00 PM EDT

WASHINGTON, D. C. – August 7, 2025 – FiscalNote Holdings, Inc. (NYSE: NOTE) (“FiscalNote” or the “Company”), the leading provider of AI-driven policy and regulatory intelligence solutions, today reported financial results for the second quarter ended June 30, 2025.

For Q2 2025, the Company reported $23.3 million in total revenues and $2.8 million of adjusted EBITDA(1), with revenue above the guidance midpoint and adjusted EBITDA exceeding guidance. This performance reflects the impact of business divestitures and product sunsetting. The performance also reflects the benefit of expense management and efficiency initiatives previously put in place, which are resulting in improving operating leverage and expanding adjusted EBITDA and adjusted EBITDA margins. On a year-over-year basis, adjusted EBITDA improved by 58%(1), and adjusted EBITDA margins(1) doubled.

The Company also reaffirmed the full year 2025 forecast for $94-$100 million in total revenues and $10-$12 million(4) in adjusted EBITDA, and expects a return to ARR growth in the second half of 2025.

Commenting on the quarter and recent corporate actions, Josh Resnik, CEO and President of FiscalNote, said, “Our performance in the second quarter demonstrates the progress we’re making in strengthening our business and positioning FiscalNote for durable, profitable growth. We’re seeing encouraging signals in our product and customer metrics, with PolicyNote adoption and engagement building momentum. At the same time, we remain disciplined in how we operate, continuing to streamline the organization and invest in the innovations that matter most to our customers. These efforts are building a solid foundation for sustainable growth, expanding profitability, and durable positive free cash flow.”

Second Quarter 2025 Financial Highlights(2)

	(Unaudited)
	Three Months Ended June 30,
($ in millions)	2025	2024	% Change
Total Revenues	$23.3	$29.2	(20)%
Subscription Revenue as % of Total Revenues	92%	93%	(100)	bps
Gross Profit	$18.3	$22.4	(18)%
Gross Margin	79%	77%	(200)	bps
Adjusted Gross Profit (1)	$20.1	$24.9	(19)%
Adjusted Gross Margin (1)	86%	85%	100	bps
Net Loss	$(13.3)	$(12.8)	4%
Adjusted EBITDA (1)	$2.8	$1.8	58%
Adjusted EBITDA Margin (1)	12%	6%	600	bps
Cash and Cash Equivalents	$39.2	$38.4
bps - Basis Points
* - percentage change is greater than +/- 100%

Note - All amounts for the three months ended June 30, 2025 and June 30, 2024 include contributions from Timebase, which the Company divested on July 1, 2025. All amounts for the three months ended June 30, 2024 also include contributions from Oxford Analytica and Dragonfly Intelligence, both divested on March 31, 2025, and Aicel, which the Company divested on October 31, 2024.

Second Quarter 2025 and Recent Operational Highlights

•
Enhanced in April the PolicyNote platform with the rapid launch of a dedicated Tariff Tracker to help organizations navigate highly volatile global trade policies.
•
Expanded in April the leadership team with key technology appointments to drive product-led growth and innovation in AI-powered policy management solutions.
•
Announced in June that users of the new PolicyNote platform surpassed users of the Company’s legacy FiscalNote platform in daily usage as customer adoption to PolicyNote accelerates.
•
Completed in July the sale of TimeBase, the Company’s Australia subsidiary, to Thomson Reuters for total consideration of $6.5 million.
•
Unveiled in June a series of AI-based enhancements to PolicyNote for legislative forecasting, alerts and bill discovery.
•
Launched in July an additional expansion of PolicyNote with AI-powered legislative drafting capabilities, giving policy professionals a new strategic edge.
•
Provided in July details on anticipated stablecoin integration for global payments following passage of the GENIUS Act.
•
Announced in July confirmation of global commercial growth as PolicyNote adoption continues to accelerate.
•
Launched in August a new AI-powered social listening capability in PolicyNote to surface early policy signals.

Second Quarter 2025 Financial Performance

Revenue(2)

	(Unaudited)
	Three Months Ended June 30,
($ in millions)	2025	2024	% Change
Subscription revenue	$21.4	$27.1	(21)%
Advisory, advertising, and other revenue	1.9	2.1	(10)%
Total revenues	$23.3	$29.2	(20)%

For Q2 2025, subscription revenue declined $5.7 million, or 21%, versus prior year, due primarily to the previously announced divestitures.

On a pro forma basis, excluding the impact of the divestitures, subscription revenue for Q2 2025 declined $1.8 million, or approximately 8%, reflecting the trends in ARR and NRR discussed below.

For Q2 2025, advisory, advertising, and other revenue declined $0.2 million, or 10%, versus prior year, due primarily to the discontinuation of certain non-strategic products.

Key Performance Indicators(2)(3)

Management relies on KPIs in order to gauge the financial and operational condition of the Company. The following is a selection of such KPIs.

	As of June 30,
($ in millions)	2025	2024	% Change
Annual Recurring Revenue (ARR)	$85.9	$109.0	(21)%
Pro Forma ARR**	$85.9	$93.6	(8)%
Quarterly Net Revenue Retention (NRR)	96%	98%	(200) bps
Pro Forma NRR**	96%	98%	(200) bps

** - Pro Forma ARR and NRR adjusts prior periods for the impact of the divestiture of Aicel, Oxford Analytica and Dragonfly Intelligence.

As of June 30, 2025, ARR, on an as reported basis, declined $23.1 million, or 21%.On a pro forma basis (excluding the divested businesses Aicel Technologies, Oxford Analytica, and Dragonfly Intelligence) ARR declined $7.7 million, or approximately 8%. This decline is principally due to previously known execution challenges leading into and impacting the first half of the year, customer engagement issues in the Company’s legacy products, and atypical instability in the US federal sector. The Company has been addressing these issues through operational improvements in its private and public sector go-to-market teams and approach, as well as the launch of – and migration of customers to – its new PolicyNote platform. It is now seeing improvement in relevant pipeline and sales metrics in addition to rising strength in customer engagement metrics.

Looking ahead and taking into consideration growing momentum in improving product, customer engagement, and sales metrics, the Company remains confident in a return to ARR growth in the second half of 2025, as well as continued margin expansion. The Company is seeing improvements in inbound sales leads and sales pipeline, higher user engagement metrics on its new PolicyNote platform, and improvements in key sales metrics for new corporate logos. As was the case in the first quarter of this year, in Q2 new corporate customers for the Company’s policy information entered into multiyear commitments at more than double the rate for Q2 2024.

Operating Expenses(2)

	(Unaudited)
	Three Months Ended June 30,
($ in millions)	2025	2024	% Change
Cost of revenues, including amortization	$4.9	$6.9	(28)%
Research and development	2.3	3.2	(29)%
Sales and marketing	6.7	9.0	(26)%
Editorial	3.5	4.4	(22)%
General and administrative	11.4	11.3	1%
Amortization of intangible assets	1.9	2.4	(20)%
Total operating expenses	$30.7	$37.2	(18)%

In Q2 2025, total operating expenses declined $6.5 million, or 18%, versus prior year, due primarily to the previously announced divestitures, ongoing efficiency measures and operating discipline initiatives, and the elimination of costs associated with sunset products.

On a proforma basis, excluding amortization expense, stock-based compensation, the impact of the previously announced divestitures, transaction-related costs, severance, and other non-cash charges, Q2 2025 total operating expenses declined $3.6 million, or 15%.

2025 Financial Guidance

The Company's financial guidance for 2025 incorporates the following considerations:

•
incremental cost savings related to operating discipline initiatives;
•
sunsetting of non-core products;
•
pacing of the migration to PolicyNote and the anticipated sales and customer retention benefits expected to accrue from this new consolidated customer interface;

•
current market volatility, in particular in the private sector, where macroeconomic unpredictability is likely to impact corporate buying decisions and timelines over the course of the year;
•
potential impact in the public sector due to changes in the federal government;
•
management’s expectations based on the most recent information available, subject to adjustment due to changes in business conditions across the year ended December 31, 2025;
•
the contribution in the first quarter 2025 of approximately $4.1 million of revenues and approximately $1.1 million of adjusted EBITDA related to Oxford Analytica and Dragonfly Intelligence, two businesses that the Company divested on March 31, 2025; and
•
the contribution in the first and second quarter 2025 of approximately $0.6 million of revenues and approximately $0.2 million of adjusted EBITDA related to TimeBase, a business the Company divested on July 1, 2025.

Full Year 2025

The Company reaffirms its guidance for full year 2025 total revenues of $94 to $100 million and adjusted EBITDA(4) of $10 to $12 million.

3Q 2025

The Company also guides to 3Q 2025 total revenues of $22 to $23 million and adjusted EBITDA(4) of ~$2 million.

Strategic Review

The Company’s Board of Directors along with its advisors continue to review the Company’s ongoing plans and evaluate all strategic value-maximizing options available to the Company. There can be no assurance that the strategic review will result in any transaction or other outcome. The Company has not set a timetable for completion of the review and does not intend to disclose developments or provide updates on the progress or status of the review unless and/or until it deems further disclosure is appropriate or required.

Conference Call and Webcast

Company management will host a conference call at 5:00 p.m. EDT today, Thursday, August 7, 2025, to discuss these financial results.

LIVE

•
By phone
•
Dial for the U.S. or Canada 1 (800) 715-9871 or for International 1 (646) 307-1963 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company’s website.

REPLAY

•
By phone (available through Thursday, August 14, 2025)
•
Dial for the U.S. or Canada 1 (800) 770-2030 or for International 1 (609) 800-9099 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company’s website.

Footnotes

(1)
Non-GAAP measure. See “Non-GAAP Financial Measures” and the reconciliation tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(2)
All financial information incorporated within this press release is unaudited.
(3)
“Annual Recurring Revenue” and “Net Revenue Retention” are key performance indicators (KPIs). See “Key Performance Indicators” for the definitions and important disclosures related to these measures.
(4)
Because of the variability of items impacting net income and the unpredictability of future events, management is unable to reconcile without unreasonable effort the Company's forecasted adjusted EBITDA to a comparable GAAP measure. The unavailable information could have a significant impact on the non-GAAP measures.

About FiscalNote

FiscalNote (NYSE: NOTE) is the leading provider of AI-driven policy and regulatory intelligence solutions. By uniquely combining proprietary AI technology, comprehensive data, and decades of trusted analysis, FiscalNote helps customers efficiently manage political and business risk. Since 2013, FiscalNote has pioneered solutions that deliver critical insights, enabling effective decision making and giving organizations the competitive edge they need. Home to PolicyNote, CQ, Roll Call, VoterVoice, and many other industry-leading products and brands, FiscalNote serves thousands of customers worldwide with global offices in North America, Europe, and Asia. To learn more about FiscalNote and its suite of solutions, visit FiscalNote.com and follow @FiscalNote.

Safe Harbor Statement

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability, capital resources and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that may impact such forward-looking statements include:

•
FiscalNote's ability to successfully complete the closing of its pending senior and subordinated debt financing transactions as anticipated;
•
concentration of revenues from U.S. government agencies, changes in the U.S. government spending priorities, dependence on winning or renewing U.S. government contracts, delay, disruption or unavailability of funding on U.S. government contracts, and the U.S. government's right to modify, delay, curtail or terminate contracts;
•
FiscalNote's ability to successfully execute on its strategy to achieve and sustain organic growth through a focus on its core Policy business, including risks to FiscalNote's ability to develop, enhance, and integrate its existing platforms, products, and services, bring highly useful, reliable, secure and innovative products, product features and services to market, attract new customers, retain existing customers, expand its products and service offerings with existing customers, expand into geographic markets or identify other opportunities for growth;
•
FiscalNote's future capital requirements, as well as its ability to service its repayment obligations and maintain compliance with covenants and restrictions under its existing debt agreements;
•
demand for FiscalNote’s services and the drivers of that demand;
•
the impact of cost reduction initiatives undertaken by FiscalNote;
•
risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, and supply chain disruptions;

•
FiscalNote’s ability to introduce new features, integrations, capabilities, and enhancements to its products and services, as well as obtain and maintain accurate, comprehensive, or reliable data to support its products and services;
•
FiscalNote's reliance on third-party systems and data, its ability to integrate such systems and data with its solutions and its potential inability to continue to support integration;
•
FiscalNote’s ability to maintain and improve its methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support its products and services;
•
potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect FiscalNote’s networks or systems or those of its service providers;
•
competition and competitive pressures in the markets in which FiscalNote operates, including larger well-funded companies shifting their existing business models to become more competitive with FiscalNote;
•
FiscalNote’s ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries;
•
FiscalNote’s ability to retain or recruit key personnel;
•
FiscalNote’s ability to adapt its products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts;
•
adverse general economic and market conditions reducing spending on our products and services;
•
the outcome of any known and unknown litigation and regulatory proceedings;
•
FiscalNote’s ability to maintain public company-quality internal control over financial reporting; and
•
FiscalNote’s ability to protect and maintain its brands and other intellectual property rights.

These and other important factors discussed in FiscalNote’s SEC filings, including its most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FiscalNote Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Subscription	$21,380	$27,151	$46,612	$56,777
Advisory, advertising, and other	1,884	2,095	4,163	4,581
Total revenues	23,264	29,246	50,775	61,358
Operating expenses: (1)
Cost of revenues, including amortization	4,948	6,863	11,932	14,107
Research and development	2,267	3,205	5,370	6,685
Sales and marketing	6,692	9,001	14,451	18,416
Editorial	3,472	4,453	8,270	9,113
General and administrative	11,378	11,260	27,676	27,336
Amortization of intangible assets	1,934	2,420	4,265	5,105
Transaction gains, net	-	-	-	(4)
Total operating expenses	30,691	37,202	71,964	80,758
Operating loss	(7,427)	(7,956)	(21,189)	(19,400)

Loss (gain) on sale of businesses	319	-	(15,424)	(71,599)
Interest expense, net	4,338	5,320	9,465	12,682
Loss on debt extinguishment, net	-	-	1,784	-
Change in fair value of financial instruments	1,577	(854)	906	(327)
Other (income) expense, net	405	18	435	259
Net (loss) income before income taxes	(14,066)	(12,440)	(18,355)	39,585
(Benefit) provision from income taxes	(795)	324	(834)	1,750
Net (loss) income	(13,271)	(12,764)	(17,521)	37,835
Other comprehensive income	50	55	351	(61)
Total comprehensive (loss) income	$(13,221)	$(12,709)	$(17,170)	$37,774

Earnings (Loss) per share attributable to common shareholders:
Basic and Diluted	$(0.08)	$(0.09)	$(0.11)	$0.28
Weighted average shares used in computing earnings (loss) per share attributable to common shareholders:
Basic and Diluted	160,000,492	134,407,109	155,668,949	132,763,763

(1) Amounts include stock-based compensation expenses, as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenues	$45	$107	$60	$208
Research and development	258	374	584	684
Sales and marketing	366	270	451	696
Editorial	150	165	216	265
General and administrative	3,145	2,613	6,028	7,851

FiscalNote Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except shares, and par value)

	(Unaudited)
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$34,009	$28,814
Restricted cash	644	640
Short-term investments	4,508	5,796
Accounts receivable, net	9,357	13,465
Costs capitalized to obtain revenue contracts, net	2,557	3,016
Prepaid expenses	2,666	2,548
Other current assets	2,931	2,908
Total current assets	56,672	57,187

Property and equipment, net	4,582	5,051
Capitalized software costs, net	12,348	15,099
Noncurrent costs capitalized to obtain revenue contracts, net	2,644	3,197
Operating lease assets	14,580	15,620
Goodwill	139,776	159,061
Customer relationships, net	33,407	41,717
Database, net	15,112	16,147
Other intangible assets, net	9,177	13,018
Other non-current assets	51	100
Total assets	$288,349	$326,197

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$6,525	$36
Accounts payable and accrued expenses	7,641	8,462
Deferred revenue, current portion	32,729	35,253
Customer deposits	1,089	1,850
Operating lease liabilities, current portion	3,267	3,386
Other current liabilities	706	2,266
Total current liabilities	51,957	51,253

Long-term debt, net of current maturities	110,223	147,041
Deferred tax liabilities	615	1,934
Deferred revenue, net of current portion	454	222
Operating lease liabilities, net of current portion	20,948	22,490
Public and private warrant liabilities	1,522	2,458
Other non-current liabilities	4,816	2,968
Total liabilities	190,535	228,366
Commitment and contingencies

Temporary equity (2,596,050 Class A Common Stock issued and outstanding at June 30, 2025)	2,719	-

Stockholders' equity:
Class A Common stock ($0.0001 par value, 1,700,000,000 authorized, 155,049,637 and 142,794,386 issued and outstanding at June 30, 2025 and December 31, 2024, respectively)	15	14
Class B Common stock ($0.0001 par value, 9,000,000 authorized, 8,290,921 issued and outstanding at June 30, 2025 and December 31, 2024, respectively)	1	1
Additional paid-in capital	914,362	899,929
Accumulated other comprehensive income	5,137	4,786
Accumulated deficit	(824,420)	(806,899)
Total stockholders' equity	95,095	97,831
Total liabilities, temporary equity and stockholders' equity	$288,349	$326,197

FiscalNote Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	For the Six Months Ended June 30,
	2025	2024
Operating Activities:
Net (loss) income	$(17,521)	$37,835
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	502	603
Amortization of intangible assets and capitalized software development costs	9,576	10,040
Amortization of deferred costs to obtain revenue contracts	1,688	1,885
Gain on sale of businesses	(15,424)	(71,599)
Non-cash operating lease expense	1,015	1,147
Stock-based compensation	7,339	9,704
Bad debt expense	190	243
Change in fair value of acquisition contingent consideration	-	(4)
Unrealized loss on securities	71	80
Change in fair value of financial instruments	906	(327)
Deferred income taxes	(61)	(561)
Paid-in-kind interest, net	3,739	3,964
Non-cash interest expense	2,011	1,469
Loss on debt extinguishment, net	1,784	-
Changes in operating assets and liabilities:
Accounts receivable, net	1,622	1,939
Prepaid expenses and other current assets	(1,111)	(1,628)
Costs capitalized to obtain revenue contracts, net	(1,177)	(1,479)
Other non-current assets	42	183
Accounts payable and accrued expenses	(6)	(2,662)
Deferred revenue	5,298	8,974
Customer deposits	(572)	(774)
Other current liabilities	(1,072)	1,791
Contingent liabilities from acquisitions, net of current portion	-	(13)
Operating lease liabilities	(1,541)	(1,737)
Other non-current liabilities	(193)	(61)
Net cash used in operating activities	(2,895)	(988)

Investing Activities:
Capital expenditures	(3,474)	(4,433)
Cash proceeds from the sale of businesses, net	40,269	91,384
Net cash provided by investing activities	36,795	86,951

Financing Activities:
Proceeds from long-term debt, net of issuance costs	-	801
Principal payments of long-term debt	(27,172)	(65,754)
Payment of deferred financing costs	(1,793)	(7,068)
Proceeds from exercise of stock options and employee stock purchase plan purchases	148	196
Net cash used in financing activities	(28,817)	(71,825)

Effects of exchange rates on cash	116	(111)

Net change in cash, cash equivalents, and restricted cash	5,199	14,027
Cash, cash equivalents, and restricted cash, beginning of period	29,454	17,300
Cash, cash equivalents, and restricted cash, end of period	$34,653	$31,327

Supplemental Noncash Investing and Financing Activities:
Issuance of common stock for conversion of debt and interest	$1,902	$9,967
Amounts held in escrow related to the sale of businesses	$400	$285
Property and equipment purchases in accounts payable	$67	$121

Supplemental Cash Flow Activities:
Cash paid for interest	$4,911	$8,509
Cash paid for taxes	$834	$172

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. Where applicable, we provide reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure. While we believe that these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We define Adjusted Gross Profit as Total revenues minus cost of revenues, including amortization of capitalized software development costs and acquired developed technology, before amortization of intangible assets that are included in costs of revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Total Revenues.

We use Adjusted Gross Profit and Adjusted Gross Profit Margin to understand and evaluate our core operating performance and trends. We believe these metrics are useful measures to us and to our investors to assist in evaluating our core operating performance because they provide consistency and direct comparability with our past financial performance and between fiscal periods, as the metrics eliminate the non-cash effects of amortization of intangible assets that may fluctuate for reasons unrelated to overall operating performance.

Adjusted Gross Profit and Adjusted Gross Profit Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. They should not be considered as replacements for gross profit and gross profit margin, as determined by GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. Adjusted Gross Profit and Adjusted Gross Profit Margin as presented herein are not necessarily comparable to similarly titled measures presented by other companies.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to exclude certain non-cash items and other items that management believes are not indicative of ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Total Revenues.

We disclose EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin herein because these non-GAAP measures are key measures used by management to evaluate our business, measure our operating performance and make strategic decisions. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful for investors and others in understanding and evaluating our operating results in the same manner as management. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net income (loss), net income (loss) before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their comparability. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents our calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Total revenues	$23,264	$29,246	$50,775	$61,358
Costs of revenues, including amortization of capitalized software development costs and acquired developed technology	(4,948)	(6,863)	(11,932)	(14,107)
Gross Profit	$18,316	$22,383	$38,843	$47,251
Gross Profit Margin	79%	77%	77%	77%
Gross Profit	18,316	22,383	38,843	47,251
Amortization of intangible assets	1,779	2,507	5,311	4,935
Adjusted Gross Profit	$20,095	$24,890	$44,154	$52,186
Adjusted Gross Profit Margin	86%	85%	87%	85%

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Net loss	$(13,271)	$(12,764)	$(17,521)	$37,835
Income tax (benefit) provision	(795)	324	(834)	1,750
Depreciation and amortization	3,960	5,226	10,078	10,643
Interest expense, net	4,338	5,320	9,465	12,682
EBITDA	(5,768)	(1,894)	1,188	62,910
Loss (Gain) on sale of businesses (a)	319	-	(15,424)	(71,599)
Stock-based compensation	3,964	3,529	7,339	9,704
Change in fair value of financial instruments (b)	1,577	(854)	906	(327)
Other non-cash charges (c)	662	31	2,801	76
Disposal related costs (d)	971	394	5,945	1,098
Employee severance costs (e)	800	91	2,144	198
Non-capitalizable debt costs	337	224	744	478
Costs incurred related to the Special Committee (f)	167	253	167	453
Non-operating income (g)	(228)	-	(228)	-
Adjusted EBITDA	$2,801	$1,774	$5,582	$2,991
Adjusted EBITDA Margin	12.0%	6.1%	11.0%	4.9%
(a)
Reflects the gain on disposal for the Dragonfly and Oxford Analytica on March 31, 2025 and the gain on sale of Board.org on March 11, 2024.
(b)
Reflects the non-cash impact from the mark to market adjustments on our financial instruments.
(c)
Reflects the non-cash impact of the following: (i) charge of $40 in the first quarter of 2025 and $30 in the second quarter of 2025 related to the unrealized loss on investments; (ii) charge of $315 for fees satisfied with Common Stock of the Company during the first quarter of 2025; (iii) charge of $1,784 from the loss on debt extinguishment during the first quarter of 2025; (iv) charge of $632 in the second quarter of 2025 related to foreign currency transaction losses, principally arising from converting a GBP denominated convertible note into USD; (v) non-cash charge of $49 in the first quarter of 2024 and $31 in the second quarter of 2024 related to the unrealized loss on investments; and (vi) gain of $4 in the first quarter of 2024 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021, 2022, and 2023 Acquisitions.
(d)
Reflects the costs incurred related to the sale of Oxford Analytica and Dragonfly in Q1 2025 and Board.org in Q1 2024, principally consisting of transaction advisory, accounting, tax, and legal fees.
(e)
Severance costs associated with workforce changes related to business realignment actions

(f)
Reflects costs incurred related to the Special Committee.
(g)
Reflects non-operating income from the Transition Services Agreement that was entered into with the acquirer of Dragonfly and Oxford Analytica on March 31, 2025.

Key Performance Indicators

We monitor the following key performance indicators to evaluate growth trends, prepare financial projections, make strategic decisions, and measure the effectiveness of our sales and marketing efforts. Our management team assesses our performance based on these key performance indicators because it believes they reflect the underlying trends of our business and serve as meaningful measures of our ongoing operational performance.

Annual Recurring Revenue (“ARR”)

Over 90% of our revenues are subscription based, which leads to high revenue predictability. We use ARR as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring subscription customer contracts. We calculate ARR on a parent account level by annualizing the contracted subscription revenue, and our total ARR as of the end of a period is the aggregate thereof. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades, or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to timing of the revenue bookings during the period, cancellations, upgrades, or downgrades and pending renewals. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Revenue Retention (“NRR”)

Our NRR, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our NRR for a given period as ARR at the end of the period minus ARR contracted from new clients for which there is no historical revenue booked during the period, divided by the beginning ARR for the period. We calculate NRR at our parent account level. Our calculation of NRR for any fiscal period includes the positive recurring revenue impacts of selling additional licenses and services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our NRR may fluctuate as a result of a number of factors, including the level of our revenue base, the level of penetration within our customer base, expansion of products and features, the timing of renewals, and our ability to retain our customers. Our calculation of NRR may differ from similarly titled metrics presented by other companies.

Contacts

Media

Yojin Yoon

FiscalNote

press@fiscalnote.com

Investor Relations

Bob Burrows

FiscalNote

IR@fiscalnote.com

Source:FiscalNote